Exhibit 99.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (OR SIMILAR LAW OR REGULATION OUTSIDE THE U.S.), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 (OR SIMILAR LAW OR REGULATION OUTSIDE THE U.S.).

Warrant No.
Date of Issuance:

IKANG HEALTHCARE GROUP, INC.

Form of Class A Common Shares Purchase Warrant

IKANG HEALTHCARE GROUP, INC., a limited liability company organized and existing under the laws of the Cayman Islands (the “Company”), hereby certifies that [                  ], a citizen of [                  ], or her registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time during the Exercise Period, [                  ] of the Company’s Class A Common Shares at the per share purchase price of US$[                  ].

Capitalized terms used herein without definitions shall have the meanings assigned to them in the Company’s Amended and Restated Memorandum of Association and Articles of Association, as amended from time to time.

1.                                      Number of Warrant Shares.

(a)                                 Purchase of Warrant Shares.

Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled to purchase from the Company up to [                  ] Warrant Shares (“Warrant Shares”) at the Exercise Price (as defined below). The number of Warrant Shares shall be subject to adjustment from time to time pursuant to Section 3 of this Warrant.

(b)                                 Exercise Price.

As part of reward for contribution of the Registered Holder to the business performance of the Company, the Company and the Registered Holder hereby agree that the exercise price shall be set at US[                  ] (“Exercise Price”) per Class A Common Share.

(c)                                  Exercise Period.

One Warrant Shares under this Warrant shall be exercisable for one Class A Common Share or other category of common share of the Company starting from the date of completion of initial public offering and listing of the Company on a stock exchange and registration of this Warrant with competent foreign exchange authority of People’s Republic of China in accordance with Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company or other later superseded rules (the “Circular 78”) or the date of closing of a Liquidation of the Company (either referred to as “Exercisable Date”) until, and inclusive of, the date which is two (2) year from the Exercisable Date (the “Exercise Period”).

2.                                      Exercise.

(a)                                 Manner of Exercise.

Subject to applicable laws, regulations and rules, while this Warrant remains outstanding and exercisable in accordance with Section l(d) above, this Warrant may be exercised by the Registered Holder, in whole and never in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the purchase price payable in respect of the number of shares of Warrant Shares purchased upon such exercise and a duly executed deed of accession for the purposes of conferring on the Registered Holder all of the rights and obligations as a “Common A Holder” under the Shareholders’ Agreement dated November 20, 2007, as amended from time to time. For avoidance of doubt, the Registered Holder shall bear taxes relating to gains realized under this Warrant and the Company or its designated parties shall have the right to withhold such taxes.

(b)                                 Effective Time of Exercise.

Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)                                  Delivery to Registered Holder.

As soon as practicable after the exercise of this Warrant and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct a certificate or certificates for the number of Warrant Shares to which such Registered Holder shall be entitled.

3.                                      Adjustments.  The number of Class A Common Shares (or any shares or other securities at the time issuable upon exercise of this Warrant) purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)                                 Stock Splits and Dividends.

The Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any dividend of shares, division or combination of shares, or other similar event affecting the number of outstanding Class A Common Shares (or such other shares or securities at the time issuable upon exercise of this Warrant). Any adjustment under this Section 3(a) shall become effective at the close of business on the date the dividend of shares, division or combination of shares, or other similar event becomes effective.

(b)                                 Reclassification, Etc.

In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c)                                  Notice of Adjustments.  The Company shall promptly give the holder of this Warrant written notice of each adjustment or readjustment of the Exercise Price or the number of Warrant Shares or other securities issuable upon exercise of this Warrant pursuant to the provisions of this Section 3. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

(d)                                 No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number and kind of securities purchasable upon exercise of this Warrant.

4.                                      Transfers.

Transferability.

This Warrant and all rights hereunder are transferable by the Registered Holder, in whole and never in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, provided that any such transfer is with the prior written consent of the Company, which shall be given in the sole discretion of the Company.

5.                                      No Impairment.

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.                                      Reservation of Stock.

The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

7.                                      Exchange of Warrants.

Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Class A Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

8.                                      Replacement of Warrants.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9.                                      Mailing of Notices.

Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

10.                               No Rights as Shareholder.

Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

11.                               No Fractional Shares.

No fractional Class A Common Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one (1) Class A Common Shares on the date of exercise, as determined in good faith by the Company’s Board of Directors.

12.                               Amendment or Waiver.

Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

13.                               Headings.

The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.                               Governing Law; Dispute Resolution.

(a)                                 This Warrant shall be governed by and construed in accordance with the laws of Hong Kong.

(b)                                Any dispute, controversy or claim under arising out of or relating to this Warrant, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(c)                                  The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

v

(d)                                 The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 14, including the provisions concerning the appointment of arbitrators, the provisions of this Section 14 shall prevail.

(e)                                  The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(f)                                   Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(g)                                  The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(h)                                 Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

COMPANY:	IKANG HEALTHCARE GROUP, INC.

By:
Name:
Capacity:

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

REGISTERED HOLDER:	[ ]

By:

EXHIBIT A

PURCHASE/EXERCISE FORM

To:          IKANG HEALTHCARE GROUP, INC.                                              Dated:

The undersigned (the “Registered Holder”), pursuant to the provisions set forth in the attached IKANG HEALTHCARE GROUP, INC. Class A Common Shares Purchase Warrant (“Warrant”) issued on [                  ], hereby irrevocably elects [                  ] to purchase [                  ] Class A Common Shares covered by such Warrant and herewith makes payment of [                  ], representing the full purchase price for such shares at the price per share provided for in such Warrant.

Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Share Purchase Agreement, provided that the term “Investor’’ shall refer to the undersigned.

REGISTERED HOLDER

[ ]

By:

Title:

Address:

Attn:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, IKANG HEALTHCARE GROUP, INC., hereby sells, assigns and transfers all of the rights of the undersigned under the attached IKANG HEALTHCARE GROUP, INC. Class A Common Shares Purchase Warrant (“Warrant”) exercised by [                  ] with respect to the number of Class A Common Shares covered thereby set forth below, unto:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness: